SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary  Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive  Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-6(e)(2)

                              U.S. ELECTRICAR, INC.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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5)       Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check  box  if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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

                              U.S. ELECTRICAR, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1997


TO THE SHAREHOLDERS OF U.S. ELECTRICAR, INC.:

         NOTICE IS HEREBY  GIVEN that the Annual  Meeting of  Shareholders  (the
"Annual Meeting") of U.S. Electricar, Inc., A California corporatioin (the "Company"), will be held on Fridat, May 9, 1997, at the Holiday Inn, 19800 South Vermont Street, Torrance, California 90502, at 10:00 a.m., local time, for the following purposes:

             1. AUTHORIZATION FOR THE BOARD TO EFFECT A REVERSE STOCK SPLIT. To authorize the Board of Directors to effect a reverse stock split of the Company's Common Stock in a ration of up to one-for-twenty, at any time until the next Annual Meeting of Shareholders;

             2. AUTHORIZATION FOR THE BOARD TO CHANGE THE COMPANY'S CORPORATE NAME. To authorize the Board of Directors to select a new corporate name for the Company and, thereafter, to amend the Companny's Amended and Restated Articles of Incorporation to effect such change of the Company's corporate name at any time until the next Annual Meeting of Shareholders;

             3. ELECTION OF DIRECTORS. To elect nine (9) Directors of the Company, each to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

             4. AUTHORIZATION OF 1996 STOCK OPTION PLAN. To authorize and approve the 1996 Stock Option Plan;

             5. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Moss Adams LLP as the independent auditors for the Company for the fiscal year ending July 31, 1997; and

             6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

         The Board of Directors has fixed the close of business on March 10, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                       By Order of the Board of Directors


                                       Roy Y. Kusumoto
                                       President and Chief Executive Officer
San Francisco, California
March ____, 1997

                                                          Mailed to Shareholders
                                                    on or about March ____, 1997

                              U.S. ELECTRICAR, INC.
                        5 Thomas Mellon Circle, Suite 254
                         San Francisco, California 94134

                                 PROXY STATEMENT

General Information

         This Proxy Statement is furnished to shareholders of U.S. Electricar, Inc., a California corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Friday, May 9, 1997 at 10:00 a.m., local time, at the Holiday Inn, 19800 South Vermont Street, Torrance, California 90502, in a room reserved for this purpose, and any adjournment or postponement thereof.

Proxies

         If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Board. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock, Series A Convertible Preferred Stock ("Series A Preferred Stock") or Series B Convertible Preferred Stock ("Series B Preferred Stock"), as the case may be, represented by such proxy card will be voted "FOR" Proposals 1, 2, 3, 4, 5 and 6, and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company at the Company's principal executive office, 5 Thomas Mellon Circle, Suite 254, San Francisco, California, 94134, Attention: Roy Kusumoto, President and CEO, a written notice of revocation or a duly executed proxy bearing a later date; or (ii) attending the Annual Meeting and voting in person.

Solicitation Procedures

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, Directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Share Ownership and Voting

         The close of business on March 10, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 127,231,929 shares of Common Stock, 3,801,421 shares of Series A

Preferred Stock, and 3,174,948 shares of Series B Preferred Stock, for an aggregate of 134,208,298 shares, outstanding and entitled to vote at the Annual Meeting.

         The presence at the Annual Meeting of a majority of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company in the aggregate, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

         Each outstanding share of Common Stock and Series A Preferred Stock on the Record Date is entitled to one (1) vote, and each outstanding share of Series B Preferred Stock on the Record Date is entitled to six and two-thirds (6-2/3) votes on all matters voted on at the Annual Meeting, except that (i) the holders of the Series B Preferred Stock are voting as a separate class for one
(1) director, (ii) the holders of the Common Stock and Series A Preferred Stock are voting together as a single class for the election of eight (8) directors, and (iii) cumulative voting may be used in the election of directors to be elected by the Common Stock and Series A Preferred Stock. Under cumulative voting, each holder of Common Stock or Series A Preferred Stock may cast for a single candidate, or distribute among the candidates as such holder chooses, a number of votes equal to the number of candidates (eight (8) at this meeting) multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination, except to the extent that if a shareholder withholds votes from the nominees, the proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights to secure, the election of the nominees listed below as directors of the Company.

         The Common Stock, Series A Preferred Stock, and Series B Preferred Stock will vote together as a single class on all matters scheduled to be voted on at the Annual Meeting, other than: (i) Proposal 1, the authorization for the Board to effect a reverse stock split, for which the affirmative vote of a majority of the outstanding Common Stock, voting as a separate class, will be required in addition to the affirmative vote of a majority of the outstanding Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class; and (ii) Proposal No. 3, the election of directors, for which the Series B Preferred Stock, voting as a separate class, shall vote to elect one (1) of the nine (9) directors, and for which the outstanding Common Stock and Series A Preferred Stock, voting together as a single class, shall vote to elect eight (8) directors.

         An affirmative vote of a majority of the issued and outstanding shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock (not just shares present and voting at the meeting) is required for approval of Proposals 1 and 2. An affirmative vote of a majority of the shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock present and voting at the meeting, either in person or by proxy, is required for approval of Proposals 3, 4, 5 and 6.

         An automated system administered by the Company's Common Stock transfer agent will tabulate votes of the holders of Common Stock cast by proxy, and the Company's Series A and Series B Preferred Stock transfer agent will tabulate votes of the holders of Series A and Series B Preferred Stock cast by proxy. An employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal, except broker non-votes will have the effect of a negative vote for Proposals 1 and 2, since such proposals require for approval an affirmative vote of a majority of the outstanding shares of the

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

Company's Common Stock, Series A Preferred Stock, and Series B Preferred Stock (not just shares present and voting at the meeting).

         The Summary Annual Report of the Company for the fiscal year ended July 31, 1996 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Summary Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                 PROPOSAL NO. 1
                         AUTHORIZATION FOR THE BOARD TO
                          EFFECT A REVERSE STOCK SPLIT
                          IN A RATIO OF ONE-FOR-TWENTY

General

         The Company's shareholders are being asked to act upon a proposal to authorize the Board of Directors (the "Board") to effect a reverse stock split of one (1) new share of Common Stock for each twenty (20) existing shares of Common Stock (the "Reverse Stock Split"), at any time prior to the next Annual Meeting of Shareholders, depending upon a determination by the Board that the reverse stock split is in the best interests of the Company and the shareholders. The Board has approved the Reverse Stock Split and has directed that the Reverse Stock Split proposal be submitted to the Company's shareholders for consideration and action. At the last annual meeting, held on February 23, 1996, a reverse stock split of up to one-for-twenty was approved by the shareholders. However, the Company did not implement that reverse stock split and the Company's shareholders are being asked to act upon a similar proposal to authorize the Board to effect the Reverse Stock Split at this Annual Meeting.

         If the Reverse Stock Split is approved by the shareholders of the Company at the Annual Meeting, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the shareholders, based on factors, including the marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock, and other relevant factors.

         If approved by the shareholders of the Company, the Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's next Annual Meeting of Shareholders. If the Reverse Stock Split is not effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split and, if necessary, again seek shareholder approval.

         The complete text of the form of amendment to the Articles (the "Amendment to the Articles") for the Reverse Stock Split is set forth in Exhibit A to this Proxy Statement; however, such text is subject to amendment to include such changes as may be required by the California Secretary of State. If the Reverse Stock Split is approved by the requisite vote of the Company's shareholders, upon filing of the Amendment to the Amended and Restated Articles with the California Secretary of State on the Effective Date, the Reverse Stock Split will be effective, and each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the shareholders, converted into and reconstituted as 1/20th of a share of the Company's Common Stock (the "New Common Stock"); provided, however, that no fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will receive cash in lieu of such fractional share of New Common Stock in an amount equal to the product obtained by multiplying (a) the average of the high bid and low asked per share prices of the Common Stock as reported on the NASDAQ electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the Reverse Stock Split) by (b) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

         Shortly after the Effective Date, shareholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing shares of New Common Stock will be issued and forwarded to the shareholders (and cash in lieu of any fractional share interest); however, each certificate representing shares of Old Common Stock will continue to be valid and represent the number of

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

shares of New Common Stock equal to 1/20th of the number of shares of Old Common Stock (and cash in lieu of such fractional share, as described above).

Purposes of the Reverse Stock Split

         The Board of Directors believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. The Board of Directors also believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split Effective Date. Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

         However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

Effects of the Reverse Stock Split

         The Reverse Stock Split will be effected by means of filing the Amendment to the Amended and Restated Articles with the California Secretary of State. Assuming approval of the Reverse Stock Split by the requisite vote of the shareholders at the meeting, the Amendment to the Articles will be filed with the California Secretary of State as promptly as practicable after a determination by the Board of Directors to proceed with the Reverse Stock Split, and the Reverse Stock Split will become effective on the date of such filing. Without any further action on the part of the Company or the shareholders, after the Reverse Stock Split, the shares of Old Common Stock will be converted into and reconstituted as the appropriate number of shares of New Common Stock (and, where applicable, cash in lieu of such fractional share, as described above).

         As a result of paying cash in lieu of fractional shares resulting from a Reverse Stock Split, the Company estimates that the entire interest of approximately [30] shareholders (those holding fewer than 20 shares of Common Stock) will be eliminated pursuant to such Reverse Stock Split. Because such transaction would be mandatory, such shareholders holding fewer than 20 shares who wish to retain their existing equity interest in the Company would be adversely affected. The Company expects that approximately [3,348] of the currently outstanding shares of Common Stock would result in fractional share interests for which cash would be paid in the Reverse Stock Split. Shares of Common Stock no longer outstanding as a result of the fractional share settlement procedure will be returned to authorized but unissued shares of the Company.

         After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between the rights of the shares of Common Stock outstanding prior to the Reverse Stock Split and those outstanding after the Reverse Stock Split is effected. The Reverse Stock Split will, however, result in certain adjustments to the voting rights and conversion ratios of the Series A Preferred Stock and the Series B Preferred Stock. Specifically, pursuant to the terms of the Company's Restated and Amended Articles of Incorporation, the Reverse Stock Split will result in an adjustment to the voting rights of the Series A Preferred Stock and the Series B Preferred Stock so that once the Reverse Stock Split is effected, the relative voting power of such shares to the voting power of the Common Stock and to the voting power of the other series of outstanding Preferred Stock will be in the same proportion as existed immediately prior to the Reverse Stock Split. For example, this adjustment would result in a reduction in the voting power of each share of the Series A Preferred Stock from one vote per share to .05 of a vote per share and a reduction in the voting power of the Series B Preferred Stock from 6-2/3 votes per share to 1/3 of a vote per share. Thus, the proportionate voting power of the holders of the stock of the Company would not be affected. The Reverse Stock Split will also result in adjustments being made to the conversion ratios of the Series A Preferred Stock and the Series B Preferred Stock so that such shares will be convertible into such number of shares of Common Stock that a holder of such Preferred Stock would have been entitled to receive if such Preferred Stock were to have been converted into Common Stock immediately prior to the Reverse Stock Split. For example, under such adjustments, after the Reverse Stock Split is made effective, each share of the Series A Preferred Stock will be convertible into .05 of a share of Common Stock, as compared to one share of Common Stock prior to the Reverse Stock Split, and each share of the Series B Preferred Stock will be convertible into 1/3 of a share of Common Stock, as compared to 6-2/3 shares of Common Stock prior to the Reverse Stock Split. Similar adjustments will also be made to the conversion ratios and exercise provisions of the Company's various other outstanding convertible or exercisable securities.

         Shareholders have no right under California law to dissent from the Reverse Stock Split of the Common Stock.

         Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock which will remain 300,000,000 shares. As discussed above, proportionate voting rights and other rights of the holders of Common Stock and Preferred Stock will not be altered by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares, as described above, and other than the change in the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock and Series B Preferred Stock are convertible).

         Shareholders should note that certain disadvantages may result from the adoption of this Proposal 1. In the event this Proposal 1 is approved by the shareholders and the Reverse Stock Split is effected by the Board, the number of outstanding shares of Common Stock would be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock would not be so decreased. The Company would therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

         As of March 10, 1997, the number of issued and outstanding shares of Old Common Stock was 127,231,929. The following table illustrates the effects of the Reverse Stock Split upon the number of shares of Old Common Stock issued and outstanding, and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Old Common Stock are issued by the Company after the Record Date).

       Reverse Stock Split Ratio      Common Stock            Authorized and
       -------------------------     Outstanding(1)       Unissued Common Stock
                                     --------------       ---------------------
               1 for 20                6,361,596               293,638,403


------------------
(1) The figures in this table are calculated based on 127,231,929 issued and outstanding shares of Old Common Stock as of March 10, 1997. These figures do not take into account any reduction in the number of outstanding shares of Common Stock resulting from the procedures for cashing out fractional shares. In addition, the number of Common Stock shares outstanding does not include shares of Common Stock issuable upon exercise or conversion of outstanding options, warrants or convertible debt.

         The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not effect the registration of the Common Stock under the Exchange Act. After the Effective Date, trades of the New Common Stock will continue to be reported on the NASDAQ electronic "Bulletin Board" under the Company's symbol "ECAR."

Federal Income Tax Consequences of the Reverse Stock Split

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects:

1. A shareholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the shareholder's basis in shares of New Common Stock will equal his basis in shares of Old Common Stock.

2. A shareholder's holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

4. To the extent a shareholder receives cash from the Company in lieu of a fractional share of New Common Stock, the shareholder will be treated for tax purposes as though he sold the fractional share to the Company. Such a shareholder will recognize a gain equal to the excess of (i) his cash distribution over (ii) his tax basis in the fractional share deemed sold. The gain will be long-term capital gain if the shareholder's shares are capital assets in his hands and if he had held his shares for more than one year before the Reverse Stock Split. If the shareholder's tax basis in the fractional share deemed sold exceeds his cash distribution, the shareholder will recognize a loss.

Vote Required

         The approval of the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class (with both the Common Stock and the Series A Preferred Stock having one vote per share and the Series B Preferred Stock having 6-2/3 votes per share).


        THE BOARD RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD TO EFFECT A 1-FOR-20 REVERSE STOCK SPLIT PURSUANT TO THE RESOLUTIONS WITH
         RESPECT THERETO SET FORTH IN EXHIBIT A TO THIS PROXY STATEMENT.

                                 PROPOSAL NO. 2
       AUTHORIZATION FOR THE BOARD TO CHANGE THE COMPANY'S CORPORATE NAME


         The Company's shareholders are being asked to act upon a proposal to authorize the Board to select a name and, therafter, to amend the Company's Amended and Restated Articles of Incorproation to effect such change, at any time prior to the next Annual Meeting of Shareholders.

         Management believes that a change of the Company's corporate name would be in the best interests of the Company to more accurately reflect its business going forward. As soon as practicable after a new name has been selected and approved by the Board, the Company will amend its Amended and Restated Articles of Incorporation to effect such a change of the Company's corporate name.

Vote Required

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class, is required to approve adoption of a new corporate name.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION FOR THE BOARD TO SELECT AND EFFECT A CHANGE OF THE COMPANY'S CORPORATE NAME, AS PRESENTED AT THE ANNUAL MEETING. AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                 PROPOSAL NO. 3
                              ELECTION OF DIRECTORS

         A board of nine (9) Directors will be elected at the Annual Meeting. The Company's Amended and Restated Articles of Incorporation provide that the holders of the Series B Preferred Stock are entitled, voting as a separate class, to elect two members of the Board. The holders of the Common Stock and Series A Preferred Stock, voting together as a single class, are entitled to elect the balance of the authorized members of the Board. One (1) nominee has been nominated for election by the holders of the Series B Preferred Stock and the remaining eight (8) nominees will be elected by the holders of the Common Stock and Series A Preferred Stock.

         The Series B Preferred Stock proxy holders will vote, as a separate class, the proxies received by them to elect the Series B nominee named below to the Board of Directors. The Common Stock and Series A Preferred Stock proxy holders will vote, as a single class, the proxies received by them to elect the eight (8) nominees named below to the Board of Directors. All of the nominees have served as Directors since the last annual meeting except Donald Dreyer, who has served since January 1997, and Messrs. Rivers and Degani, both of whom do not currently serve as directors. If a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a Director. If shareholders nominate persons other than the Company's nominees for election as Directors, the Common Stock, Series A Preferred Stock, and Series B Preferred Stock proxy holders will vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. The term of office of each person elected as a Director will continue until the next Annual Meeting of Shareholders or until the Director's successor has been elected.

         Currently, the Company's Bylaws authorize the number of Directors to be not less than six (6) nor more than eleven (11) with the exact number in this range as established from time to time by the Board of Directors. The number of Directors on the Board is currently fixed at ten (10). Following the Annual Meeting, there will be one vacancy on the Board. It is anticipated that such vacancy will be filled by the appointment of a member nominated by the holders of the Series B Preferred Stock subsequent to the Annual Meeting.

         Certain information about the nominees for the Board of Directors is furnished below.

Common Stock and Series A Preferred Stock Nominees:

         Roy Y. Kusumoto, President, Chief Executive Officer, Acting Chief Financial Officer and Director. Mr. Kusumoto has served as a Director of the Company since June 1994. He has served as the Company's Chief Executive Officer since April 1995 and as President and Chairman of the Board of the Company since June 1995. Since September 1995, he has also served as acting Chief Financial Officer. Mr. Kusumoto founded Echoic Corporation, a sub-contract manufacturer of electronic and electro-mechanical products, in June 1989 and served as its President and Chairman from that date until December 1994. Since March 1992 and July 1992, Mr. Kusumoto has served as the Chairman of Aydia International and Chief Executive Officer of Fuel Technology, Inc., respectively. Prior to June 1989, Mr. Kusumoto founded and was the Chairman and Chief Executive Officer of Solectron Corporation, a publicly traded company, which is one of the largest sub-contract manufacturers in the United States. From 1988 until 1992, he was also the President of Sanwa Electric, Inc., an electronics manufacturer and distributor.

         Carl D. Perry, Executive Vice President and Director. Mr. Perry has served as a Director and as an Executive Vice President of the Company since July 1993. Prior to joining the Company, he served as Executive Vice President of Canadiar Ltd., Canada's largest aerospace corporation, from 1984 to 1993, where he conducted strategic planning, worldwide marketing, and international joint ventures. From 1979 to 1983, Mr. Perry served as Executive Vice President of the Howard Hughes Summa Corporation's Helicopter Company, now known as McDonnell Douglas Helicopters, where he was responsible for general management, worldwide business development, and international operations.

         Malcolm R. Currie, Director. Dr. Currie has served as a Director of the Company since March 1995. Since 1994, he has served as Chairman of Electric Bicycle Co., a developer of electric bicycles. From 1986 until July 1992, Dr.
Currie served as Chairman and Chief Executive Officer of Hughes Aircraft Co. (now Hughes Electronics), and from 1985 until 1988, he was the Chief Executive Officer of Delco Electronics. His career in electronics and management has included research with many patents and papers in microwave and millimeter wave electronics, laser, space systems, and related fields. He has led major programs in radar, commercial satellites, communication systems, and defense electronics. He served as Undersecretary of Defense for Research and Engineering, the Defense Science Board, and currently serves on the Boards of Directors of UNOCAL, Investment Company of America, and LSI Logic, all of which are publicly traded companies. He is President of the American Institute of Aeronautics and Astronautics, and is Chairman of the Board of Trustees of the University of Southern California.

         James S. Miller, Director. Mr. Miller has served as a Director of the Company since November 1990. From 1963 to the present, Mr. Miller has been active in start-up and growth businesses, including the ownership of his own vineyards. He was Director and Officer of Oxford Laboratories from 1959 to 1974, Chemetrics Corporation from 1975 to 1979, and Grand Cru Vineyards from 1976 to 1981. Oxford Laboratories and Chemetrics Corporation are medical diagnostic laboratory equipment companies.

         Edwin O. Riddell, Director. Mr. Riddell has served as a Director of the Company since June 1995. From January 1991 to the present, Mr. Riddell has served as Manager of the Transportation Business Unit in the Customer Systems Group at the Electric Power Research Institute in Palo Alto, California, and from 1985 until November 1990, he served with the Transportation Business Unit as Vice President, Engineering, working on electric public transportation systems. From 1979 to 1985, he was Vice President and General Manager of Lift U, Inc., the leading manufacturer of handicapped wheelchair lifts for the transit industry. Mr. Riddell has also worked with Ford, Chrysler, and General Motors in the area of auto design (styling), and has worked as a member of senior management for a number of public transit vehicle manufacturers. Mr. Riddell has been a member of the American Public Transit Association's ("APTA") Association Member Board of Governors for over 15 years. He has also served on APTA's Board of Directors.

         David A. Ishag, Director. Mr. Ishag was elected a Director of the Company in September 1995. In 1994, Mr. Ishag founded, and continues as a general partner of the firm Hirsch & Cie, an external financial advisor to Union Bancaire Privee (CGI-TDB) in Geneva, Switzerland, where his principal activities are private banking and asset allocation. From 1991 to 1994, Mr. Ishag conducted asset management and general banking duties for the Republic National Bank of New York (Geneva), and also had marketing responsibility for building clientele portfolios. From 1988 to 1991, Mr. Ishag was associated with European Investments & Development Group PLC, a London property investment company, acting as a Director of portfolio management. From 1986 to 1988, Mr. Ishag was with Barclays de Zoete Wedd Ltd., a graduate banking program, working with mergers and acquisitions in the Corporate Finance department.

         Marc Degani. Mr. Degani does not currently serve as a Director of the Company. Since 1995, Mr. Degani has served as the President and Chairman of Item Software (USA) Inc., a company located in Irvine, California which specializes in the development and marketing of reliability software for the defense and telecommunication industries. Since 1996, he has also served as President and Chairman of World Wide Web, Inc., an internet company based in San Francisco, California. From 1986 to 1994, Mr. DeGani served as President of Trans Credit
(USA), Inc., a commercial real estate development and financing company based in Sacramento, California.

         Daniel Rivers, Ph.D. Dr. Rivers does not currently serve as a Director of the Company. Dr. Rivers joined the Company as Vice President of Planning in October 1996, when the Company acquired Systronix Corporation. From 1994 to October 1996, Dr. Rivers served as the Chief Executive Officer of Systronix Corporation. From 1972 to 1990, Dr. Rivers served in several capacities with Hughes Aircraft Company, including department manager and program manager. From 1990 to 1994, Dr. Rivers served as Program Manager of Hughes Power Control Systems.

Series B Preferred Stock Nominee:

         Donald H. Dreyer. Mr. Dreyer was elected a Director of the Company in January 1997. Mr. Dreyer is President and CEO of Dreyer & Company, Inc., a consultancy in credit, accounts receivable and insolvency services, which was established in 1990. Mr. Dreyer has served as Chairman of the Board of Credit Managers Association of California during the 1994 to 1995 term and continues to serve as a member of the Advisory Committee of that organization. Mr. Dreyer is currently the co-Chair of the Creditors Committees' Subcommittee of the American Bankruptcy Institute and is a member of the Western Advisory Committee of Dun & Bradstreet, Inc.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

         The following table sets forth certain information with respect to the Directors and executive officers of the Company:

         Directors and Executive Officers
                  Name                      Age                             Position
                  ----                      ---                             --------

          Roy Y. Kusumoto                   53          President, Chief Executive Officer, Acting Chief
                                                        Financial Officer and Director
          Carl D. Perry                     64          Executive Vice President and Director
          Robert A. Sackerman               54          Executive Vice President
          Malcolm R. Currie (1)(4)          69          Director
          James S. Miller (1)               61          Director
          Edwin O. Riddell (2)(4)           54          Director
          David A. Ishag (1)(2)             29          Director
          Marc Degani (3)(4)                39          Director
          Donald H. Dreyer                  60          Director
          Daniel Rivers Ph.D. (3)           52          Director

(1)       Member of the Compensation Committee
(2)       Member of the Audit Committee
(3) Mr. Degani and Dr. Rivers have been nominated to serve as Directors after the Annual Meeting. They do not currently serve as Directors.
(4)       Member of the Executive Committee

          Robert A. Sackerman, Executive Vice President. Mr. Sackerman joined the Company as Executive Vice President in September 1994. From 1993 to 1994, Mr. Sackerman was President and Founder of Performance Strategies International, a virtual engineering, business/manufacturing reprocess company doing business in Europe, the United States and Mexico. From 1990 to 1993, Mr. Sackerman was part of the senior start-up team for Saturn Corporation, an automotive manufacturer, functioning as car assembly and component plant Operations Manager. Prior to 1990, Mr. Sackerman spent 27 years with General Motors, in both domestic and foreign automotive manufacturing operations in senior plant management.

Relationships Among Directors or Executive Officers

          There are no family relationships among any of the Directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

          During fiscal 1996, the Board met seven (7) times; the Board acted by written consent four (4) times. Except for William Gilliam, a former Director who attended 14% of the Board meetings held, no Director attended fewer than 75% of the aggregate of the total number of meetings of the Board, plus the total number of all meetings of committees of the Board on which he served, held during the period for which such

Director served on the Board. The Board currently has three committees: the Compensation Committee, the Audit Committee, and the Executive Committee, which was formed in February 1996. The Board does not have a Nominating Committee.

         The Compensation Committee held one meeting in 1996. The Compensation Committee currently consists of Dr. Currie, as Chairman, and Messrs. Miller and Ishag. Its functions are to establish and apply the Company's compensation policies with respect to the Company's executive officers.

         The Audit Committee held no meetings in 1996. The Audit Committee currently consists of Mr. Ishag, as Chairman, and Mr. Riddell. The function of the Audit Committee is to recommend engagement of the Company's independent auditors, and it is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

         The Executive Committee, formed in February 1996, held no meetings in 1996. The Executive Committee currently consists of Mr. Riddell, as Chairman, Dr. Currie and Mr. Degani. The function of the Executive Committee is to participate in all strategic planning for the Company.

Compensation of Directors

         Directors who are employees of the Company do not receive any compensation for their services as Directors. Except as provided below, Directors who are not employees of the Company are entitled to receive (i) $1,000 for attendance in person at each regularly scheduled Board meeting, (ii) $500 for participation at a Board meeting by telephonic conference call, and
(iii) $500 for each committee meeting attended which is held not in conjunction with a regularly scheduled Board meeting. The payment of these amounts is subject to the Company receiving an aggregate of $15 million in equity financing after February 1995; however, the amounts are being accrued on the Company's accounting records. All Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

         Each nonemployee Director of the Company is also entitled to participate in the Company's 1994 Director Stock Option Plan (the "Director Option Plan"). The Board of Directors and the shareholders have authorized a total of 150,000 shares of Common Stock for issuance under the Director Option Plan. The Director Option Plan provides for the grant of nonstatutory options to nonemployee Directors of the Company. The Director Option Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

         The Director Option Plan provides that each eligible Director is granted an option to purchase 1,000 shares of Common Stock for each Board meeting attended in person. Options granted under the Director Option Plan have a term of five years unless terminated sooner upon termination of the optionee's status as a Director or otherwise pursuant to the Director Option Plan. No option granted under the Director Option Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. The Director Option Plan provides that the options become exercisable in full immediately upon the grant of such options.

         The exercise price of all stock options granted under the Director Option Plan is equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option. Fair Market Value is defined under the Director Option Plan as the average of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported by the National Association of Securities Dealers Automated Quotation System.

         In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, the Director Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation. The Director Option Plan will terminate in December 2004. The Board of Directors may amend or terminate the Director Option Plan; provided, however, that no such action may adversely affect any outstanding options, and the provisions of the Director Option Plan affecting the grant and terms of options granted thereunder may not be amended more than once in any six-month period. Executive officers of the Company are not eligible to participate in the Director Option Plan.

         As of March 10, 1997, 20,000 options had been granted and remained outstanding under the Director Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the  Company's  stock as of March 10, 1997,  (i) by each person (or group of  affiliated  persons)  who is known by the Company to own  beneficially more than 5% of each class of the Company's stock, (ii) by each of the Company's
Directors, (iii) by each of the Company's Named Executive Officers listed in the
Summary  Compensation  Table  below,  and  (v) by the  Company's  Directors  and executive  officers as a group.  Except as  indicated  in the  footnotes to this table and subject to applicable  community  property  laws, the persons named in the table, based on information  provided by such persons,  have sole voting and investment power with respect to all shares of stock beneficially owned by them.
-----------------------------------------------------------------------------------------------------------------------
5% Shareholders, Directors,                       Common Shares         Percentage of Common           Voting
Officers                                  Beneficially Owned (1)        Shares Beneficially Owned      Percentage
and Directors and Officers as a           ----------------------               ------------------      ----------
-------------------------------                                         (2)                            (3)
Group                                                                   ---                            ---
-----

-----------------------------------------------------------------------------------------------------------------------
Itochu Corporation                                51,789,122 (4)          36.58%                        35.24%
2-5-1, Kita-Aoyama 2-chome,
Minato-ku, Tokyo
107-77, Japan
-----------------------------------------------------------------------------------------------------------------------

Gerlach & Co.                                     34,078,174 (5)          24.88%                        23.94%
c/o Citibank N.A.
111 Wall Street, 8th Floor
New York, NY  10043
-----------------------------------------------------------------------------------------------------------------------

Citibank N.A.                                     20,310,140 (6)          16.08%                        15.42%
111 Wall Street, 8th Floor
New York, NY  10043
-----------------------------------------------------------------------------------------------------------------------

Fontal International Ltd.                         17,241,309 (7)          12.25%                        11.80%
9 Quai des Bergues
Geneva, Switzerland
-----------------------------------------------------------------------------------------------------------------------

Roy Y. Kusumoto                                    4,002,000 (8)           3.27%                         2.95%
-----------------------------------------------------------------------------------------------------------------------

James S. Miller                                      111,459 (9)             *                             *
-----------------------------------------------------------------------------------------------------------------------

Carl D. Perry                                        492,500 (10)            *                             *
-----------------------------------------------------------------------------------------------------------------------

Malcolm R. Currie                                      3,000 (11)            *                             *
-----------------------------------------------------------------------------------------------------------------------

Edwin O. Riddell                                       3,000 (12)            *                             *
-----------------------------------------------------------------------------------------------------------------------

David A. Ishag                                         1,000 (13)            *                             *
-----------------------------------------------------------------------------------------------------------------------

Daniel D. Rivers, Ph.D                             3,300,001 (14)          2.59%                         2.49%
-----------------------------------------------------------------------------------------------------------------------

Donald H. Dreyer                                           0                 *                             *
-----------------------------------------------------------------------------------------------------------------------

                                       16


-----------------------------------------------------------------------------------------------------------------------
5% Shareholders, Directors,                       Common Shares         Percentage of Common           Voting
Officers                                  Beneficially Owned (1)        Shares Beneficially Owned      Percentage
and Directors and Officers as a           ----------------------               ------------------      ----------
-------------------------------                                         (2)                            (3)
Group                                                                   ---                            ---
-----
-----------------------------------------------------------------------------------------------------------------------

Marc Degani                                                0                *                             *
-----------------------------------------------------------------------------------------------------------------------
All Directors and executive officers as           16,011,960 (15)         12.34%                        11.85%
a group (9 persons)
-----------------------------------------------------------------------------------------------------------------------

*         Indicates less than 1%

(1) Number of Common Stock shares  includes Series A Preferred  Stock,  Series B
Preferred Stock and Common Stock shares issuable pursuant to stock options, warrants and other securities convertible into Common Stock beneficially held by the person or class in question which may be exercised or converted within 60 days after March 10, 1997.

(2) The percentages are based on the number of shares of Common Stock owned by the shareholder divided by the sum of: (i) the total Common Stock outstanding,
(ii) the Series A Preferred Stock owned by such shareholder; (iii) the Series B Preferred Stock owned by such shareholder; and (iv) Common Stock issuable pursuant to warrants, options and other convertible securities exercisable or convertible by such shareholder within sixty (60) days after March 10, 1997.

(3) The percentages are based on the number of shares of Common Stock owned by the shareholder divided by the sum of: (i) the total Common Stock outstanding,
(ii) the total Series A Preferred Stock outstanding; (iii) the total Series B Preferred Stock outstanding; and (iv) Common Stock issuable pursuant to warrants, options and other convertible securities exercisable or convertible by such shareholder within sixty (60) days after March 10, 1997. This percentage calculation has been included to show more accurately the actual voting power of each of the shareholders, since the calculation takes into account the fact that the outstanding Series A Preferred Stock and Series B Preferred Stock are entitled to vote together with the Common Stock as a single class on certain of the shareholder matters.

(4) Includes 14,333,333 shares of Common Stock issuable upon conversion of convertible debt in the amount of $4,300,000 plus accrued interest, at a conversion price of $0.30 per share.

(5) Includes 10,000,000 shares of Common Stock issuable upon conversion of convertible debt in the amount of $3,000,000 plus accrued interest, at a conversion price of $0.30 per share.

(6) Includes 130,000 shares of Common Stock issuable pursuant to warrants.

(7) Includes (i) 5,333,333 shares of Common Stock issuable upon conversion of convertible debt in the amount of $1,700,000 plus accrued interest, at a conversion price of $0.30 per share, and (ii) 10,833,332 shares of Common Stock issuable pursuant to warrants

(8) Includes (i) 4,000,000 shares of Common Stock issuable pursuant to stock options exercisable at a price of $0.40 per share; (ii) 1,000 shares of Common Stock issuable pursuant to stock options exercisable at a price of $2.97 per share; and (iii) 1,000 shares of Common Stock issuable pursuant to stock options exercisable at a price of $6.67 per share.

(9) Includes 10,000 shares of Common Stock issuable pursuant to stock options. Excludes 20,894 shares of Common Stock held in an irrevocable trust for Mr. Miller's son, as to which Mr. Miller has no voting or investment power; Mr. Miller disclaims beneficial ownership of such shares.

                                       17

(10) Includes 506,591 shares of Common Stock issuable pursuant to stock options exercisable at a price of $0.60 per share.

(11) Includes 3,000 shares of Common Stock issuable pursuant to stock options. Dr. Currie has declined acceptance of these options.

(12) Includes 3,000 shares of Common Stock issuable pursuant to stock options.

(13) Includes 1,000 shares of Common Stock issuable pursuant to stock options.

(14) Includes 3,300,001 shares issuable pursuant to stock options. Does not include 3,800,000 shares of Common Stock of the Company held by Systronix Corporation, of which Dr. Rivers is the President and Chief Executive Officer and in which he holds a 33% equity interest. Dr. Rivers disclaims beneficial ownership of such shares.

(15) Includes 11,400,001 shares of Common Stock issuable pursuant to stock options exercisable at prices ranging from $0.16 to $6.67 per share.

                                 PROPOSAL NO. 4
                                 ADOPTION OF THE
                        COMPANY'S 1996 STOCK OPTION PLAN

General

         The Company's shareholders are being asked to approve and adopt the Company's 1996 Stock Option Plan (the "1996 Plan").

         A general description of the principal terms of the 1996 Plan, as approved by the Board of Directors, and the purpose of the 1996 Plan are set forth below. This description is qualified in its entirety by the terms of the 1996 Plan, which is attached to this proxy statement as Exhibit B and is hereby incorporated herein by reference.


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                          AND ADOPTION OF THE 1996 PLAN


General Description

         In October 1996, the Board of Directors of the Company adopted the 1996 Plan. A total of 15,000,000 shares have been reserved for issuance under the 1996 Plan. Options granted under the 1996 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986 ("Code"), or nonstatutory stock options. See, "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

         The Board adopted the 1996 Plan to effect an increase in the number of shares available for issuance pursuant to options granted to its employees, directors and consultants. The purpose of the increase is to enable the Company to continue to retain talented personnel and to attract new talented personnel by offering them participation in the Company's 1996 Plan. Management believes that without such incentive it will be unable to attract and retain talented new employees, directors and consultants.

         As of March 10, 1997, there were 10,227,668 options outstanding under the 1996 Plan (which options are subject to shareholder approval of the 1996
Plan), and 15,000,000 shares were reserved for issuance under the 1996 Plan. In addition, as of March 10, 1997, there were 17,268,500 options outstanding under the Company's 1993 Employee and Consultant Stock Plan (the "1993 Plan"); no shares remained available for issuance under the 1993 Plan. In the event the 1996 Plan is approved by the stockholders, the Company intends to decrease the number of options available under the 1993 Plan, such that the total number of shares issuable under both the 1996 Plan and the 1993 Plan will be 30,000,000 shares.

Summary of 1996 Plan

         The essential features of the 1996 Plan are summarized below. This summary does not purport to be complete, and is subject to, and qualified by, reference to all provisions of the 1996 Plan, a copy of which is attached hereto as Exhibit B.

         Purposes. The purposes of the 1996 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees, directors and consultants of the Company and to promote the success of the Company's business.

         Administration. With respect to the grant of options to directors or employees who are also officers or directors, the 1996 Plan shall be administered by (i) the Board of Directors of the Company; or (ii) a committee designated by the Board and constituted in such a manner as to comply with applicable laws and to permit such grants and related transactions to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. With respect to grants to employees or consultants who are neither officers nor directors of the Company, the 1996 Plan shall be administered by the Board or by a committee of the Board. It is anticipated that the 1996 Plan will be administered by the Compensation Committee of the Board with respect to grants to employees, officers and consultants of the Company, and by the Board with respect to grants to directors who are not employees of the Company.

         The administrators of the 1996 Plan have full power to select, from among the employees, directors and consultants of the Company eligible for grants, the individuals to whom options will be granted, to determine the specific terms and conditions of each grant, including the number of shares subject to each option, to amend the terms of outstanding options granted under the 1996 Plan (except that any amendments that would adversely affect an optionee's rights under an outstanding option may not be made without the optionee's written consent), and to interpret and construe the terms of the 1996 Plan and options granted thereunder, all subject to the provisions of the 1996 Plan. The interpretation and construction of any provision of the 1996 Plan by the administrators shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the 1996 Plan.

         Eligibility. The 1996 Plan provides that options may be granted to employees (including officers and directors who are also employees), directors and consultants to the Company or its subsidiaries. Incentive stock options may only be granted to employees.

         Stock Options. Each option granted under the 1996 Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

         (a) Exercise of the Option. The Board or its committee determines on the date of grant when options will become exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of (1) cash; (2) check; or (3) promissory note; (4) the delivery of a properly executed exercise notice together with such other documentation as the Board shall require to effect an exercise and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price; (5) any combination of the foregoing methods; or (6) such other consideration and method of payment as may be determined by the 1996 Plan administrators and permitted under applicable laws.

         (b) Exercise Price. The exercise price of options granted under the 1996 Plan is determined on the date of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share of the Common Stock at the time of grant. In the case of incentive stock options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of nonstatutory stock options must be at least 85% of the fair market value per share of the Common Stock at the time of grant. In the event of the grant of a nonstatutory option with an exercise price below the then fair market value of the Common Stock, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect the Company's earnings. For purposes of the 1996 Plan, fair market value is defined as the closing sale price of the Common Stock as reported on the National Association of Securities Dealers (NASD) "Bulletin Board" on last market trading day prior to the time of grant.

         (c) Termination. If the optionee's employment, directorship or consulting relationship with the Company is terminated for any reason (other than death or disability), options may be exercised within such period as is determined by the Board or its committee (up to three months in the case of incentive stock options) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date.

         (d) Disability. If an optionee is unable to continue his or her employment, directorship or consulting relationship with the Company as a result of disability, options may be exercised at any time within 12 months from the date of disability to the extent such options were exercisable at the date of disability, provided that the option is exercised no later than its expiration date. With respect to incentive stock options, if the disability is not a "disability" as defined in Section 22(e)(3) of the Code, an optionee's incentive stock options shall automatically convert into nonstatutory options on the day three months and one day following the date of termination of the optionee.

         (e) Death. If an optionee should die while serving as an employee, director or consultant of the Company, options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date. If an optionee should die within 60 days (or such other period of time not exceeding three months as is determined by the Board or its committee) after the termination of his or her employment or consulting relationship, the options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date.

         (f) Term and Termination of Options. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. In no event may the term of an incentive stock option be longer than five (5) years. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, at the time such option is granted, owns stock possessing more than 10% of the voting power of all classes of stock of the Company, may not have a term of more than five (5) years.

         (g) Transferability of Options. An incentive stock option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. A nonstatutory option shall be transferable to the extent determined by the administrator and as provided in an optionee's option agreement.

         (h) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Board or its committee.

         Adjustments; Mergers and Asset Sales. In the event any change, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, is made in the Company's capitalization without receipt of consideration by the Company, which results in an increase or decrease in the number of outstanding shares of Common Stock, an appropriate adjustment shall be made in the number of shares under the 1996 Plan and the price per share covered by each outstanding option.

         In the event of the merger or consolidation of the Company in which the Company is not the surviving corporation, or a proposed sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with the complete liquidation or dissolution of the Company, each outstanding option shall automatically become fully vested and exercisable and released from any restrictions on transfer and repurchase or forfeiture rights, unless such option is assumed or substituted by such successor corporation, or such option is replaced with a comparable cash incentive program of the successor corporation, or unless the vesting, exercisability and release of such option is subject to other limitations imposed by the 1996 Plan administrators at the time of granting such options.

         Amendment, Suspension and Termination of the 1996 Plan. The Board may amend the 1996 Plan at any time or from time to time or may suspend or terminate the 1996 Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1996 Plan for which stockholder approval would be required under applicable law, as in effect at the time. Any amendment, suspension or termination of the 1996 Plan shall not affect options already granted, and such options shall remain in full force and effect, unless mutually agreed otherwise in writing between the optionee and the Plan administrators. The Board may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the 1996 Plan shall terminate in October 2001. Any options outstanding under the 1996 Plan at the time of its termination shall remain outstanding until they expire by their terms.

New Plan Benefits

         The Company cannot now determine the number of options to be granted in the future under the 1996 Plan to its executive officers, directors or employees. As of March 10, 1997, 10,227,668 options have been granted under the 1996 Plan; however, all such grants are subject to shareholder approval of the 1996 Plan.

Plan Benefits

         The Company cannot now determine the number of options to be granted in the future under the 1996 Plan to all current  executive  officers as a group or all employees  (excluding current executive  officers) as a group. The following table sets forth  additional  information  with respect to options granted under the 1996 Plan to date:
                                                                                                      Weighted Average
                                                Options                     % of Total                 Exercise Price
         Identity of Group                      Granted                  Options Granted                  Per Share
         -----------------                      -------                  ---------------                  ---------
Executive officers as a                           --                            --                           --
group

Employees that are not                        10,227,668                       100%                         $0.30
executive officers, as a
group

Directors that are not                            --                            --                           --
executive officers, as a
group


         On January 16, 1996, pursuant to Board authorization,  the Compensation
Committee of the Board  authorized the issuance of 11,415,000  options under the
1993  Plan  to the  current  employees  (including  executive  officers)  of the
Company,  at an exercise  price of 90% of the fair market price of the Company's
Common Stock on the date of grant, in  consideration of the cancellation by such employees of an equal  number of existing  options  held by the  employees.  The following table sets forth  additional  information  with respect to the options granted under the 1993 Plan in January 1996:
                                                                       Additional
                                                Options                  Options             Exercise Price
         Identity of Group                    Re-Granted               Granted (2)             Per Share
         -----------------                    ----------               -----------            ----------
Roy Kusumoto (CEO)                            6,000,000(1)                 --                    $0.30
Executive officers as a                       8,850,000                    --                    $0.30
group

Employees that are not                        2,565,000                    --                    $0.30
executive officers, as a
group

Directors that are not                            --                       --                      --
executive officers, as a
group

(1) Includes 4,000,000 options granted in consideration of the cancellation of options previously granted under the 1993 Plan, and 2,000,000 options granted in consideration of the cancellation of options previously granted outside the 1993 Plan.

Certain Federal Income Tax Information

         An optionee who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is subject to Section 16 of the Exchange Act. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

         The foregoing summary of the federal income tax consequences of 1996 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

Vote Required

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class, present or represented by proxy at the Annual Meeting, is required to approve and adopt the 1996 Plan.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION
                                OF THE 1996 PLAN.

                                 PROPOSAL NO. 5
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Moss Adams LLP served as the Company's independent auditors in 1996, and have been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending July 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

         A representative of Moss Adams LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Vote Required

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class, present or represented by proxy at the Annual Meeting, is required to ratify the appointment of Moss Adams LLP as the Company's independent auditors for the year ending July 31, 1997.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
        OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT
                   AUDITORS FOR THE YEAR ENDING JULY 31, 1997

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

         The following table sets forth all compensation earned by the Company's
Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 for the years ended July 31, 1996, 1995 and 1994 (collectively, the "Named Executive
Officers"):
                                              Summary Compensation Table

Name and Principal Position
---------------------------                                          Annual Compensation
                                                                     -------------------
                                                       Year                                    Long-Term
                                                       ----                                    ---------
                                                                                               Compensation Awards
                                                                                               -------------------
                                                                                                      Securities
                                                                                                      Underlying
                                                                    Salary           Bonus           Options/SARs
                                                                      ($)              ($)              (#)
                                                                    ------         ----------        -------------
Roy Y. Kusumoto(1)                                     1996         50,000            --                  --
Chief Executive Officer, President                     1995         13,461            --              10,002,000(2)
and acting Chief Financial Officer                     1994           --              --                  --

--------------------
(1) Mr. Kusumoto became Chief Executive Officer of the Company on April 17, 1995. Salary in 1995 was paid for the period from April 17, 1995 through July 31, 1995. Mr. Kusumoto's annual salary is currently set at $50,000 per year.

(2) 2,000 of such options were granted to Mr. Kusumoto in his capacity as a nonemployee Director under the 1994 Director Stock Option Plan prior to his appointment as an officer of the Company in April 1995.

Option/SAR Grants

              No grants of stock options or stock appreciation rights ("SARs") were made during fiscal 1996 to the Named Executive Officers.

Option Exercises and Option Values

              The following table sets forth information concerning option exercises during 1996, and the aggregate value of unexercised options as of July
31, 1996, held by each of the Named Executive Officers:
                                        Aggregated Option/SAR Exercises in 1996
                                          and Option Values at July 31, 1996

                                                           Number of Securities
                                  Aggregate               Underlying Unexercised         Value of Unexercised
                                  Option/SAR                  Options/SARs at            In-the-Money Options at
                               Exercises in 1996                  July 31, 1996                July 31, 1996 (1)
                               -----------------        ----------------------------  --------------------------
                           Shares          Value
                         Acquired on     Realized
Name                     Exercise (#)        ($)       Exercisable    Unexercisable    Exercisable    Unexercisable
----                     ------------    -----------   -----------    -------------    -----------    -------------
Roy Y. Kusumoto                --            --          2,002,000   8,000,000 (2)        $ --            $ --

(1) Calculated on the basis of the average of the high bid and low ask prices of the Common Stock on July 31, 1996 of $0.265 per share, minus the exercise price.

(2) 2,000,000 options and 2,000,000 stock appreciation rights will become exercisable at such time as the Company has achieved two consecutive quarters of profitability and has reported such financial results on quarterly reports filed with the Securities and Exchange Commission on Form 10-Q or Form 10-K, if applicable (the "Date of Vesting"). An additional 2,000,000 options and 2,000,000 stock appreciation rights will become exercisable on the first anniversary of the Date of Vesting, provided that Mr. Kusumoto is the Chief Executive Officer of the Company at such time.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Dr. Currie, as Chairman, and Messrs. Miller and Ishag, each of whom served as members of the Compensation Committee during all of fiscal 1996.

Compensation Committee Report on Executive Compensation

     Compensation Policy. The Company's Compensation Policy as established by the Compensation Committee is that executive officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's shareholders. The Company's executive compensation program is designed to attract and retain executive officers who will contribute to the Company's long-term success, to reward executive officers who contribute to the Company's financial performance and to link executive officer compensation and shareholder interests through the 1993 E/C Plan and the proposed 1996 Plan.

     Compensation of the Company's executive officers consists of two principal components: salary and long-term incentive compensation consisting of stock option grants.

     Salary. The base salaries for the Company's executive officers are reviewed annually and set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance as well as the Company's current financial condition and available cashflow to sustain operations.

     Long-term Incentive  Compensation.  The Company believes that option grants
(i) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (ii) give executives a significant, long-term interest in the Company's success, and (iii) help retain key executives in a competitive market for executive talent.

     The  Company's  1993  Employee and  Consultant  Stock Plan  authorized  the
Committee to grant stock options to employees and consultants, including executives. The 1996 Plan, if adopted, will similarly authorize the Committee to grant stock options to employees and consultants, including executives. Option grants under the 1996 Plan will be made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive during each year. Options granted to executive officers typically vest in equal monthly installments over a period of five years and expire either five or ten years from the date of grant. No stock options to the Named Executive Officers were granted during fiscal year ending July 31, 1996.

     Compensation of Chief Executive Officer. In determining the compensation of Roy Kusumoto, the Chief Executive Officer, the Board of Directors considered specifically the cash shortage faced by the Company, and the need to create a strong incentive with long-term incentive awards for the Chief Executive Officer to apply the time and effort necessary to improve the Company's financial condition. The Board therefore established a compensation package consisting primarily of options and stock appreciation rights, with an annual salary of $50,000. In addition, the vesting of the majority of these long-term incentive awards is contingent upon the occurrence of certain performance-based milestones tied to the profitability of the Company. The Committee believes that the salary and long-term incentive compensation paid to Mr. Kusumoto in fiscal year 1996 were appropriate based on these criteria.

     Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to $1 million per year. For the fiscal year ended July 31, 1996, no executive officer of the Company received in excess of $1 million in compensation from the Company, and for the fiscal year ending July 31, 1997, no executive officer will receive in excess of $1 million in compensation from the Company. The proposed 1996 Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million.

     Repricing of Options. In January 1996, the Compensation Committee recommended that the Board consider repricing previously granted options to certain officers and key employees. The Compensation Committee believed that the relationship between the exercise price of those options and the recent market price of the Company's Common Stock did not provide effective equity incentives for such officers and key employees. Equity incentives are a significant component of the total compensation package of the Company's employees and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term success. The Compensation Committee felt the Company's ability to retain key employees would be significantly impaired unless value was restored to their options. Accordingly, the Compensation Committee determined it was necessary to reprice the options at current market value to provide realistic incentives for the officers and employees to whom such options had been granted.

     In light of the Company's circumstances at the time, the competitive environment for its employees and evidence of repricing of other companies with options priced significantly above current market prices, the Compensation Committee recommended that the Board reprice certain options in January 1996. The options were repriced to $0.30 per share, the closing market price on January ______, 1996, for certain officers and key employees believed to be important to the long-term success of the Company. Because of the critical need to retain these individuals, the vesting period for the options granted was not restarted. With respect to the Named Executive Officers, the options for Roy Kusumoto were repriced.

Submitted by the Compensation Committee:

     Malcolm R. Currie, Ph.D.
     James S. Miller
     David A. Ishag

Stock Performance Graph

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's Small Capitalization 600 Index and an index of peer companies selected by the Company. A group of six other electric vehicle companies comprise the peer group index.(1)

     The period shown commences on August 1, 1991, and ends on July 31, 1996, the end of the Company's last fiscal year. The graph assumes an investment of $100 on August 1, 1991 and the reinvestment of any dividends. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                          TOTAL RETURN TO SHAREHOLDERS

                         AUGUST 1, 1991 TO JULY 31, 1996

[The following descriptive data is supplied in accordance with rule 304(d) of regulation S-T]


--------------------------------------------------------------------------------
                           8/01/91      7/92     7/93     7/94     7/95     7/96
--------------------------------------------------------------------------------
U.S. Electricar, Inc.       100         109      209      761       23       38
Peer Group                  100         155      209      126      149      129
S & P Smallcap 600          100         117      146      149      191      208
--------------------------------------------------------------------------------

(1) Companies included in the peer group index are Amerigon, Inc. (ARGNA), Electric Fuel Corp. (EFCX), Electrosource, Inc. (ELSI), Energy Conversion Devices, Inc. (ENER), Unique Mobility (UQM), and Valence Technology, Inc.
     (VLNC).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following are certain transactions entered into between the Company and its officers, directors and principal shareholders and their affiliates since August 1, 1995.

Transactions with Secured Creditors and Others

Gerlach & Co.

     The Company and Gerlach & Co., a principal shareholder and creditor of the Company, agreed to amend warrants issued to Gerlach & Co. for the purchase of 750,000 shares of the Company's Common Stock. Such warrants originally had an exercise price of $3.20 per share. The amendment provides that the exercise price is equal to the lower of (a) a floating discount rate of 35% below the average market price of the Common Stock during the five trading days immediately prior to either (i) March 1995, (ii) the date of exercise, or (iii) the date a reverse stock split is effected by the Company (if effected prior to the end of September 1995), or (b) $0.40 per share. The warrants expire on July 31, 1997.

     As of August 1995, Gerlach & Co. held $3,775,000 in principal amount of Series S Secured Convertible Bonds ("Series S Bonds"). In September 1995, Citibank Switzerland transferred ownership of $3,255,000 of the Series S Bonds to Gerlach & Co. In March 1996, accrued unpaid interest of $35,729 on the Series
S. Bonds was added to principal. Also in March 1996, the Company converted $210,000 of the Series S Bonds plus the $35,729 of accrued interest to 471,287 shares of Common Stock at a reconversion price of $0.5214 per share. In June 1996, Gerlach & Co. converted $3,820,000 of its Series S Bonds into 12,733,334 shares of Common Stock at $0.30 per share, and accrued interest of $977,452 was converted to 3,258,173 shares of Common Stock at $0.30 per share. The maturity date of the remaining Series S Bonds was extended to March 1997.

     In April 1995, the Company issued to Gerlach & Co. Secured Convertible 10% Series I Bonds ("Series I Bonds") in the aggregate principal amount of $500,000. Subsequently, in August 1995, Gerlach & Co. purchased $1,144,000 of additional Series I Bonds. The Series I Bonds provide for an annual interest rate of 10$ and a maturity date of March 25, 1996, and are convertible into shares of Common Stock upon the earlier to occur of (i) a Company-approved restructuring/repayment workout plan accepted by the unsecured creditors holding 80% or more of the Company's unsecured trade debt, which plan was approved by the shareholders at the Annual Meeting held in February 1996, or (ii) the sole election by Itochu, to cause conversion of this debt. The original conversion rate was the lower of a floating rate or $0.40 per share. However, the parties agreed in May 1995, to set the minimum conversion rate at $0.30 per share. In June 1996, the Company converted the total outstanding balance of the Series I Convertible Bonds. The principal balance of $1,644,200 held by Gerlach & Co. was converted to 5,480,667 shares of Common Stock at $0.30 per share, and $166,246 of accrued interest was converted to 554,153 shares of Common Stock at $0.30 per share.

     In January 1996, the Company sold 670,000 unregistered shares of Common Stock to Gerlach & Co. at a price of $0.30 per share. The proceeds of the sale were $201,000. In April 1996, the Company sold 6,666,667 unregistered shares of Common Stock to Gerlach & Co. at a price of $0.30 per share, receiving proceeds of $2,000,000. Both of these sales of Common Stock were pursuant to a Regulation S Subscription Agreement.

Itochu Corporation ("Itochu")

     In December 1994, the Company defaulted on an interest payment of $331,000 due December 9, 1994 on a $8,980,000 convertible subordinated note ("Subordinated Note") due to Itochu, a principal shareholder and creditor of the Company. In July 1995, Itochu converted $4.1 million of the Subordinated Note held by it into 13,666,666 shares of Common Stock at a conversion price of $0.30 per share. In June 1996, the Company converted the $4,880,000 balance of the Note from Itochu into 16,266,667 shares of common stock at $0.30 per share, and the accrued interest of $1,611,737 was converted to 5,372,456 shares of Common Stock at $0.30 per share.

     In April 1995, Itochu and the Company entered into a Supplemental Loan Agreement (the "Itochu Agreement"), pursuant to which Itochu agreed to loan additional funds to the Company up to a maximum of $3,000,000 on a matching basis to other financing that the Company obtained. In August 1995, this $3,000,000 maximum was reached. In connection with the Itochu Agreement, in April 1995, the Company issued to Itochu a convertible secured promissory note in the principal amount of $500,000, in repayment of an advance previously made to the Company by Itochu International Inc., an affiliate of Itochu, and Itochu loaned to the Company an additional principal amount of $1,356,000. In August 1995, Itochu loaned to the Company an additional principal amount of $1,144,000. The terms of each of these loans provide for interest at the rate of 10% per annum, payable semiannually, with the full principal amount and any accrued but unpaid interest due in March 25, 1997. The debt is convertible at the election of Itochu at any time, or automatically upon the occurrence of certain events, into shares of Common Stock at a conversion rate of $0.30 per share. The debt is secured by all of the assets of the Company.

     During the period from October 1996 to November 1996, the Company borrowed $472,404 from Itochu under several short term convertible promissory notes. During this same period, convertible promissory notes in the amount of $322,404 were repaid, leaving convertible promissory notes payable in the amount of $150,000.

     During the period from December 1996 to February 1997, the Comany borrowed $1,300,000 from Itochu under a Supplemental Loan Agreement the terms of which include the interest rate of 10% per annum, is due in December 1997 and is convertible into the Common Stock of the Company at $0.30 per share.

Fontal International, Ltd. ("Fontal")

     In December 1995, the Company sold 3,333,333 unregistered shares of its Common Stock to Fontal at a price of $0.15 per share pursuant to a Regulation S Subscription Agreement. The proceeds were $500,000.

     In May 1996, the Company issued 8,333,332 warrants to Fontal in exchange for services performed. The warrants are exercisable at $0.30 per share for an equal number of shares of Common Stock, and expire on May 1, 1997. If the market value of the Common Stock of the Company is equal to or greater than $0.60 per share on the date of exercise, and if the average trading volume was in excess of 100,000 shares per day for the preceding 20 trading days, the warrants may be exercised without payment of cash. The warrants may not be exercised in the United States, and the stock purchased may not be delivered to the United States unless first registered under the Securities Act or receive an available exemption from registration. In October 1996, an additional 2,000,000 cashless warrants, exercisable at $0.30 per share were issued to Fontal pursuant to a finders fee relating to the acquisition of Systronix Corporation.

     In August 1996, the Company issued 1,000,000 unregistered shares of Common Stock to Fontal at a price of $0.30 per share, pursuant to a Regulation S Subscription Agreement, and received proceeds of $300,000. In October 1996, the Company issued 1,666,667 unregistered shares of Common Stock to Fontal at a price of $0.30 per share, also pursuant to a Regulation S Subscription Agreement. The shares were issued to convert a $500,000 convertible note assumed as part of the acquisition of Systronix Corporation. The Company also assumed a $300,000 promissory note as part of this acquisition.

     During the period from August 1996 to March 1997, the Company borrowed $1,650,000 from Fontal International, Ltd., under convertible loan agreements. Repayments in the amout of $200,000 have ben made against these loans. In October 1996, the Company assumed two convertible notes payable to Fontal in conjunction with the acquisition of Systronix Corporation. A note for $500,000 was converted into Common Stock of the Company at $0.30 per share. Notes in the aggregate total of $1,150,000 are due in April 1997. Notes in the aggregate amount of $600,000 are due in July 1997.

Other Sales of Securities

     In fiscal 1996, the Company issued stock options to its nonemployee Directors under the 1994 Director Stock Option Plan. See "Compensation of Directors".

Indebtedness of Management

     In July 1993, the Company sold 300,983 shares of Series A Preferred Stock at $0.60 per share to John Billington, a former Director and officer of the Company, in exchange for a combination of cash, conversion of debt and deferred compensation due to Mr. Billington, and a Secured, Partially Nonrecourse Promissory Note in the principal amount of $140,295, on which the nonrecourse amount was approximately $106,000. The Note is secured by the shares issued to Mr. Billington. The Note provides for interest at the rate of 8% per annum payable annually with the full principal amount and any accrued but unpaid interest due on January 1, 1997. As of July 31, 1996, $179,367 of principal and accrued interest were outstanding under the Note, which amount was the largest amount of indebtedness outstanding under the Note in 1996.

     The Company believes that the shares of Common Stock and other securities issued in the above referenced transactions were sold at their fair market value, that the exercise prices of the options and stock appreciation rights granted were equivalent to the fair market value of the Company's Common Stock at the date of grant, and that the other transactions described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The above referenced transactions were approved by a majority of the disinterested members of the Board of Directors. All future transactions between the Company and its officers directors, principal shareholders and affiliates will be approved by a majority of the Board of Directors, including, where appropriate, a majority of the disinterested, nonemployee directors on the Board of Directors, and, where appropriate, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Employment Agreements

     Carl Perry, Executive Vice President, had an employment agreement which ended on December 31, 1996. Mr. Perry continues as an "at will" employee with the Company.

                              SHAREHOLDER PROPOSALS

     To be considered for presentation to the annual meeting of the Company's shareholders to be held for the fiscal year ending July 31, 1997, a shareholder proposal must be received by Roy Kusumoto, President and CEO, U.S. Electricar, Inc., 5 Thomas Mellon Circle, Suite 254, San Francisco, California, 94134, no later than September 30, 1997.

                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock to the Securities and Exchange Commission ("SEC"). Copies of these reports are also required to be delivered to the Company.

      Except as set forth below, the Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during fiscal 1996, all Reporting Persons complied with all applicable filing requirements.

     Exceptions:

      A Form 4 was inadvertently not filed on a timely basis by Itochu Corporation for two transactions effected in June 1996; the required Form 4 was filed in December 1996.

      Form 5s were inadvertently not filed on a timely basis by September 14, 1996, with respect to option grants, all of which are exempt transactions, made automatically to certain of the nonemployee Directors pursuant to the Company's 1994 Director Stock Option Plan during fiscal 1996. Each nonemployee Director was granted 1,000 options under the Director Option Plan on the date of each Board meeting attended in person by such Director. A total of six Form 5s were required to be filed for all of the options granted to each of the following six nonemployee Directors under the Director Option Plan during the fiscal year 1996: (i) one Form 5 for three seperate option grants to former Director Ted Morgan, (ii) one Form 5 for three seperate option grants to Director Miller;
(iii) one Form 5 for one option grant to former Director John Billington; (iv) one Form 5 for two seperate option grants to Director Currie; (v) one Form 5 for three seperate option grants to Director Riddell; and (vi) one Form 5 for one option grant to Director Ishag.

Other Matters.

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                        By Order of the Board of Directors,


                                        Roy Y. Kusumoto,
                                        President and Chief Executive Officer

March ____, 1997
San Francisco, California

                                    EXHIBIT A

                     FORM OF REVERSE STOCK SPLIT RESOLUTIONS

     RESOLVED, that, prior to the Company's next Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Articles of Incorporation shall have been filed subsequent to ____________, 1997 effecting a reverse stock split of the Common Stock, Article III of the Amended and Restated Articles of Incorporation of U.S. Electricar, Inc. be amended by the addition of the following text immediately following the first paragraph of Article III:

     "On the effective date of this amendment to the Restated and Amended Articles of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-twenty (1-for-20) basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically and without any action on the part of the holder thereof be converted into and reconstituted as one-twentieth (1/20th) of a share of Common Stock (the "Reverse Stock Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Stock Split. In lieu thereof, each beneficial shareholder whose shares of Common Stock are not evenly divisible by twenty will receive a cash payment therefor in an amount equal to the product obtained by multiplying (i) the average of the high bid and low asked per share prices of the Common Stock as reported on the NASDAQ electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Common Stock without giving effect to the conversion and reconstitution of the Common Stock effected hereby) by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share of Common Stock."

     FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Articles of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

                                    EXHIBIT B
                              U.S. ELECTRICAR, INC.

                             1996 STOCK OPTION PLAN


         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.

         2. Definitions. As used herein, the following definitions shall apply:

               a. "Administrator" means the Board or any of the Committees appointed to administer the Plan.

               b. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

               c. "Applicable Laws" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein.

               d. "Board" means the Board of Directors of the Company

               e. "Code" means the Internal Revenue Code of 1986, as amended.

               f. "Committee" means any committee appointed by the Board to administer the Plan.

               g. "Common Stock" means the common stock of the Company.

               h.   "Company"   means  U.S.   Electricar,   Inc.,  a  California
corporation.

               i. "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

               j.  "Continuing  Directors" means members of the Board who either
(i) have been Board  members  continuously  for a period of at least  thirty-six
(36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

               k. "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or

Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

               l.   "Corporate   Transaction"   means   any  of  the   following
stockholder-approved transactions to which the Company is a party:

                    i. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                    ii. the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

                    iii. any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

               m. "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

               n. "Director" means a member of the Board.

               o. "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

               p. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               q. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                    i. Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                                       2.

                    ii. In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

               r. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

               s. "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

               t. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               u. "Option" means a stock option granted pursuant to the Plan.

               v. "Option Agreement" means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

               w. "Optioned Stock" means the Common Stock subject to an Option.

               x. "Optionee" means an Employee, Director or Consultant who receives an Option under the Plan.

               y.  "Parent"  means  a  "parent   corporation,"  whether  now  or
hereafter existing, as defined in Section 424(e) of the Code.

               z.  "Performance  -  Based   Compensation"   means   compensation
qualifying as "performance-based compensation" under Section 162(m) of the Code.

               aa. "Plan" means this 1996 Stock Option Plan.

               bb. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

               cc. "Share" means a share of the Common Stock.

               dd. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.    Stock Subject to the Plan.

               a. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 10,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

               b. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option exchange program, such unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested

                                       3.

Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4. Administration of the Plan.

               a. Plan Administrator.

                    i. Administration with Respect to Directors and Officers. With respect to grants of Options to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                    ii. Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Options and may limit such authority by requiring that such Options must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

                    iii. Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Options to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Options qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                    iv. Administration Errors. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

               b. Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                    i. to select the Employees, Directors and Consultants to whom Options may be granted from time to time hereunder;

                    ii. to determine whether and to what extent Options are granted hereunder;

                    iii. to determine the number of Shares to be covered by each Option granted hereunder;

                                       4.

                    iv. to approve forms of Option Agreement for use under the Plan;

                    v. to determine the terms and conditions of any Option granted hereunder;

                    vi. to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Optionees favorable treatment under such laws; provided, however, that no Option shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

                    vii. to amend the terms of any outstanding Option granted under the Plan, including a reduction in the exercise price of any Option to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Option, provided that any amendment that would adversely affect the Optionee's rights under an outstanding Option shall not be made without the Optionee's written consent;

                    viii. to construe and interpret the terms of the Plan and Options granted pursuant to the Plan; and

                    ix. to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.


               c.   Effect   of   Administrator's   Decision.   All   decisions,
determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

         5. Eligibility. Non-Qualified Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator may determine from time to time.

         6. Terms and Conditions of Options.

               a. Designation of Options. Each Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

               b. Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule (which in no case shall be less than 20% per year over five years from the date of grant), repurchase provisions, rights of first refusal, forfeiture provisions, and

                                       5.

satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the Option Agreement.

               c. Term of Option. The term of each Option shall be the term stated in the Option Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

               d. Transferability of Options. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Non-Qualified Stock Options shall be transferable to the extent provided in the Option Agreement.

               e. Time of Granting Options. The date of grant of an Option shall for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     7.   Option Exercise Price, Consideration and Taxes.

               a. Exercise Price. The exercise price for an Option shall be as follows:

                    i. In the case of an Incentive Stock Option:

                         (1)  granted  to an  Employee  who,  at the time of the
grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                         (2)  granted to any  Employee  other  than an  Employee
described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                    ii. In the case of Options intended to qualify as Performance-Based Compensation, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                                       6.

                    iii. In the case of a Non-Qualified Stock Option:

                         (1)  granted to a person  who, at the time of the grant
of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                         (2) granted to any person, the per Share exercise price
shall be no less than 85% of the Fair Market Value per Share on the date of grant.

               b. Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                    i. cash;

                    ii. check;

                    iii. delivery of Optionee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                    iv. surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                    v. delivery of a properly  executed exercise notice together
with  such  other   documentation  as  the  Administrator  and  the  broker,  if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                    vi. any combination of the foregoing methods of payment.

               c. Taxes. No Shares shall be delivered under the Plan to any Optionee or other person until such Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Option, the Company shall withhold or collect from Optionee an amount sufficient to satisfy such tax obligations.

                                       7.

     8.   Exercise of Option.

               a. Procedure for Exercise: Rights as a Stockholder.

                    i. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

                    ii. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Stock, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement or Section 10, below.

               b. Exercise of Option Following Termination of Employment, Director or Consulting Relationship.

                    i. Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                    ii. Disability of Optionee. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise the Option to the extent the Option is vested on the date of termination, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                                       8.

                    iii. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) to the extent vested on the date of death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               c. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         9. Conditions Upon Issuance of Shares.

               a. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               b. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

         10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

         11. Corporate Transactions.

               a. In the event of any Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. However, an outstanding Option under the Plan shall not so fully

                                       9.

vest and be exercisable and released from such limitations if and to the extent:
(i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or Parent thereof or to be replaced with a comparable Option with respect to shares of the capital stock of the successor corporation or Parent thereof, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option. The determination of Option comparability under clause (i) above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

               b. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor company or its Parent.

               c. The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

         12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

         13. Amendment, Suspension or Termination of the Plan.

               a. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

               b. No Option may be granted during any suspension of the Plan or after termination of the Plan.

               c. Any amendment, suspension or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

         14. Reservation of Shares.

               a. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

               b. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                                      10.

         15. No Effect on Terms of Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         16. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate.

         17. Information to Optionees and Purchasers. The Company shall provide to each Optionee, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Shares pursuant to the Plan while such individual owns such Shares. The Company shall not be required to provide such statements to Employees, Directors or Consultants whose duties in connection with the Company assure their access to equivalent information.


                                      11.